UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2009

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	00-000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Convertible Loan Agreement

On June 19, 2009, we entered into a convertible loan agreement wherein two investors agreed to loan our company a total of $168,000. The loan is unsecured and convertible into units comprising shares of common stock and share purchase warrants of our company. The loan bears interest at a rate of 8% and is to be paid in full on June 19, 2011. At any time until the loan is repaid, the lenders may exercise their right to convert all or a portion of the total outstanding amount of the loan as of that date into units of our company at $2.25 per unit. Each unit consists of one share of common stock and one-half of one non-transferable share purchase warrant. Each full warrant entitles the holder to purchase an additional share of common stock of our company at a price of $3.50 per warrant share for a period of two years after the date of issue of the units. We intend to use the funds towards general working capital.

We issued the security to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Private Placement Subscription Agreements

On June 19, 2009 we issued an aggregate of 495,556 units of our securities at a purchase price of $2.25 per unit, pursuant to a subscription agreement. Each unit consists of one share of common stock and one and one-eighth common share purchase warrant. Each full warrant entitles the holder to purchase one additional share of common stock of our company at a price of $2.25 per warrant share for a period of two years.

The offer and sale of the units occurred outside of the United States. We issued the units to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02         Unregistered Sales of Equity Securities

The information required by this Item 3.02 is included under Item 1.01 of this current report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d)                    Exhibits

10.1	8% Convertible Loan Agreement dated June 19, 2009
10.2	Form of Private Placement Subscription Agreement Convertible Loan
10.3	Form of Private Placement Subscription Agreement for Units
99.1	News Release dated June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/ Harvey Lalach
Harvey Lalach
President , Chief Financial Officer, and Secretary

Dated: June 22, 2009